Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements Nos. 333-156595 and 333-153323 on Form S-8 of Pegasi Energy Resources Corporation and subsidiaries, of our report dated March 24, 2014, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K of Pegasi Energy Resources Corporation and subsidiaries for the year ended December 31, 2013.

/s/ Whitley Penn LLP

Dallas, Texas
March 24, 2014